SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2007

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM  1.01            Entry into a Material Definitive Agreement.

Agreement with WARF and WiCell

On May 2, 2007, Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), entered into that certain Commercial Products Addendum (the “Agreement”) with the Wisconsin Alumni Research Foundation (“WARF”) and its subsidiary, WiCell Research Institute, Inc, (“WiCell”).  The Agreement amends in certain respects that certain Industry Research License and Material Transfer Agreement dated March 1, 2002 by and among the Company, WARF and WiCell.

The Agreement (i) grants the Company a non-exclusive, world-wide commercial license to 23 issued patents and 123 patents pending to pursue therapeutic and research products utilizing human embryonic stem cell technology and (ii) provides for certain sublicensing rights to enable the Company to further the development and commercialization of products.  The Agreement requires the Company to make certain royalty payments and pay license fees to WARF as set forth in the Agreement.

The Agreement described above will be filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ending June 30, 2007, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Director Compensation

On May 2, 2007, the board of directors of the Company, upon recommendation of the Compensation Committee, approved, effective January 1, 2007, the following changes in non-employee director compensation: (i) an increase to the non-employee director annual retainer from $20,000 to $40,000, and (ii) an increase in the number of shares of common stock underlying option grants from 25,000 shares to 100,000 shares.  All other components of the non-employee directors’ compensation remain unchanged.

ITEM  9.01            Financial Statements and Exhibits

(c)	Exhibits. The following exhibits accompany this Report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 2, 2007, announcing execution of Commercial Products Addendum

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chairman and Chief
Executive Officer

Dated: May 8, 2007

EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 2, 2007, announcing execution of Commercial Products Addendum